EX-99.1

Roadzen CEO and Chairman Agree to Exchange $3.5 Million of Short-Term Debt for Equity in the Company

NEW YORK, July 18, 2024 (GLOBE NEWSWIRE) – Roadzen Inc. (Nasdaq: RDZN) ("Roadzen" or the "Company"), a global leader in AI at the convergence of insurance and mobility, today announced that the Company’s Special Committee of Independent Directors has unanimously approved a plan for certain related parties to release $3.5 million of short-term debt in exchange for ordinary shares of RDZN. The related parties that have executed binding term sheets and agreed to the exchange include Roadzen’s CEO, Rohan Malhotra, and Pi Capital International Inc. and its affiliate Marco Polo Securities, Inc., which is principally owned by Roadzen’s Chairman of the Board.

The number of shares into which the accrued liabilities will be exchanged for common stock will be based on the amount of debt released divided by a share price equal to the greater of $2.80 per share or the 30-trading day volume weighted average price beginning 3 days following the date on which the Company files with the Securities and Exchange Commission, its Form 10-Q for the first quarter ended June 30, 2024.

“I am confident that Roadzen’s AI platform is well positioned to achieve substantial commercial success as its technology has already begun to be adopted by participants in the large, recession-resistant, global auto insurance industry. We believe that the integration of computer vision with telematics powered by proprietary AI algorithms should accelerate the transformation of motor vehicles into mobile, intelligent operating systems, in both new and existing vehicles,” commented Steven Carlson, Chairman of the Board at Roadzen.

Rohan Malhotra, founder and CEO of Roadzen, commented, “I am pleased to do this exchange to further back Roadzen’s long-term vision and potential. This action helps simplify the Company’s balance sheet and positions the Company to better execute its mission of transforming the auto insurance industry with AI.”

About Roadzen Inc.

Roadzen Inc. (Nasdaq: RDZN) is a global technology company transforming auto insurance using advanced artificial intelligence (AI). Thousands of clients, from the world’s leading insurers, carmakers, and fleets, to dealerships, and auto insurance agents, use Roadzen’s technology to build new products, sell insurance, process claims, and improve road safety. Roadzen’s pioneering work in telematics, generative AI, and computer vision has earned Roadzen recognition as a top AI innovator by publications such as Forbes, Fortune, and Financial Express. Roadzen’s mission is to continue advancing AI research at the intersection of mobility and insurance, ushering in a world where accidents are prevented, premiums are fair, and claims are processed within minutes, not weeks. Headquartered in Burlingame, California, the Company has 379+ employees across its global offices in the US, India, UK, and France. To learn more, please visit www.roadzen.ai.

Media Contacts:

Sanya Soni: sanya@roadzen.ai
Gutenberg: roadzen@thegutenberg.com

Investor Contacts:

Yvonne Zappulla: yvonne@roadzen.ai

Cautionary Statement Regarding Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “expected to,” “projected,” “begun to be adopted,” “accelerate the transformation,” “plan,” “anticipate,” “believe,” “estimate,” and “continue,” or the negative of such terms or other similar expressions. Such statements include, but are not limited to, statements regarding our strategy, demand for our products, expansion plans, future operations, future operating results, estimated revenues, performance of our partnerships, losses, projected costs, prospects, plans and objectives of management, as well as all other statements other than statements of historical fact included in this press release. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in “Risk Factors” in our Securities and Exchange Commission (“SEC”) filings, including the definitive proxy statement/prospectus we filed with the SEC on August 14, 2023. We urge you to consider these factors, risks and uncertainties carefully in evaluating the forward-looking statements contained in this press release. All subsequent written or oral forward-looking statements attributable to our Company or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included in this press release are made only as of the date of this release. Except as expressly required by applicable securities law, we disclaim any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.